Exhibit 99.1

Media Inquiries:
Lauren Barbiero
W2O Group
646-564-2156
lbarbiero@w2ogroup.com

Investor Inquiries:
Jim Goff
AveXis, Inc.
650-862-4134
jgoff@avexis.com

AveXis Enters Agreement to be Acquired by Novartis AG for $8.7 billion

●	Novartis to acquire AveXis for $218 per share in cash

●	AveXis’ lead product candidate, AVXS-101, expected to enhance Novartis’s position as a gene therapy and neuroscience leader

●	Transaction expected to be completed in mid-2018

Chicago, Ill. (April 9, 2018) – AveXis, Inc. (NASDAQ: AVXS) announced today that it has entered into an agreement and plan of merger with Novartis pursuant to which Novartis will acquire AveXis for $218 per share or a total of $8.7 billion in cash. This offer represents a premium of 88 percent to AveXis’ closing price on April 6, 2018, and a 72 percent premium to the company’s 30-day volume-weighted average stock price. The transaction was unanimously approved by the Boards of Directors of both companies.

“The commitment, drive and expertise of the entire AveXis team has created significant stockholder value, and we are pleased that Novartis recognizes that value in the potential of AVXS-101, our first in class manufacturing capabilities and our gene therapy pipeline, all of which serve to transform the lives of people devastated by rare and life threatening neurological diseases such as SMA, Rett syndrome and genetic ALS,” said Sean Nolan, President and Chief Executive Officer of AveXis. “With worldwide reach and extensive resources, Novartis should expedite our shared vision of bringing gene therapy to these patient communities across the globe as quickly and safely as possible.”

Novartis plans a smooth transition of AveXis operations and the integration of AveXis’ talented and dedicated employees into the Novartis organization to continue the mission of bringing AVXS-101 to patients worldwide.

Completion of the transaction is expected in mid-2018, pending the successful completion of the tender offer and all other closing conditions. Until that time, AveXis will continue to operate as a separate and independent company.

AveXis’ financial advisors are Goldman Sachs & Co. LLC and Centerview Partners LLC, and Cravath, Swaine and Moore LLP and Cooley LLP are acting as legal counsel for AveXis.

Transaction Details
Under the terms of the agreement and plan of merger, Novartis has formed an acquisition subsidiary, Novartis AM Merger Corporation (“Purchaser”), that will commence a tender offer no later than April 17, 2018, to purchase all outstanding shares of AveXis for $218 per share in cash and AveXis will file a recommendation statement containing the unanimous recommendation of the AveXis board that AveXis stockholders tender their shares to Novartis. Following the completion of the tender offer, Novartis expects to promptly consummate a merger of Purchaser and AveXis in which shares of AveXis that have not been purchased in the tender offer will be converted into the right to receive the same cash price per share as paid in the tender offer (other than shares held by stockholders who properly demand and perfect appraisal rights under Delaware law).

The tender offer and the merger are subject to customary closing conditions, including the tender of at least a majority of outstanding AveXis shares on a fully diluted basis and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.  The merger agreement includes customary termination provisions for both AveXis and Novartis, including a right for either party to terminate if the transactions have not been completed by July 6, 2018 (such date, the “Outside Date”).  Novartis is permitted under specified antitrust related circumstances to extend the Outside Date to October 6, 2018.  If Novartis elects to extend the Outside Date, the offer price will increase from $218 per share to $225 per share in cash.

The merger agreement provides that, in connection with the termination of the merger agreement under specified circumstances, including termination by AveXis to accept a superior proposal, AveXis will be required to pay to Novartis a fee equal to $284 million.  The merger agreement also provides that, in connection with the termination of the merger agreement under specified antitrust related circumstances, Novartis will be required to pay to AveXis a “reverse termination fee” equal to $437 million, which fee increases in the event Novartis elects to extend the Outside Date in accordance with the terms of the merger agreement.

About AveXis, Inc.
AveXis, Inc. is a clinical-stage gene therapy company, dedicated to developing and commercializing novel treatments for patients suffering from rare and life-threatening neurological genetic diseases. Our initial product candidate, AVXS-101, is our proprietary gene therapy currently in development for the treatment of spinal muscular atrophy, or SMA, Type 1, the leading genetic cause of infant mortality, and SMA Types 2 and 3. The U.S. Food and Drug Administration, or FDA, has granted AVXS-101 Orphan Drug Designation for the treatment of all types of SMA and Breakthrough Therapy Designation, as well as Fast Track Designation for the treatment of SMA Type 1. In addition to developing AVXS-101 to treat SMA, we also plan to develop other novel treatments for rare neurological diseases, including Rett syndrome and a genetic form of amyotrophic lateral sclerosis caused by mutations in the superoxide dismutase 1 (SOD1) gene.

For additional information, please visit www.avexis.com.

IMPORTANT INFORMATION
The tender offer for the shares of outstanding common stock of AveXis has not yet commenced.  This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of AveXis.  The solicitation and offer to buy common stock of AveXis will only be made pursuant to an Offer to Purchase and related materials.  At the time the tender offer is commenced, Novartis AG and Novartis AM Merger Corporation will file a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”) and thereafter AveXis will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  INVESTORS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TENDER OFFER OR WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION (INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER) AND THE PARTIES THERETO. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that AveXis files with the SEC at the SEC’s website at www.sec.gov, or free of charge from AveXis at www.AveXis.com or by directing a request to AveXis at jgoff@avexis.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties, including statements regarding the completion of the transaction with Novartis. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this communication and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Meaningful factors which could cause actual results to differ from these forward-looking statements include, without limitation:  (i) uncertainties as to the timing of the tender offer and the subsequent merger; (ii) the risk that the tender offer or the subsequent merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of AveXis’ stockholders tendering their shares in the tender offer; (iv) the possibility that competing offers or acquisition proposals for AveXis will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement dated April 6, 2018 (the “Merger Agreement”), among Novartis, Novartis AM Merger Corporation and AveXis, including in circumstances which would require AveXis to pay a termination fee; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on AveXis’ ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from AveXis’ ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and (x) other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018, and risks that may be described in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings by AveXis with the SEC. In addition to the risks described above, other unknown or unpredictable factors also could affect AveXis’ results. As a result of these factors, we cannot assure you that the forward-looking statements in this communication will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication. You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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